FOURTH BUSINESS FINANCING MODIFICATION AGREEMENT

This Fourth Business Financing Modification Agreement (“Business Financing Modification Agreement”) is entered into as of March 6, 2014, and made effective as of March 1, 2014, by and between BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”) INUVO, INC., a Nevada corporation (“Parent”), BABYTOBEE, LLC, a New York limited liability company (“Babytobee”), KOWABUNGA MARKETING, INC., a Michigan corporation (“Kowabunga”), VERTRO, INC., a Delaware corporation (“Vertro”), and ALOT, INC., a Delaware corporation (“A LOT” and together with Parent, Babytobee, Kowabunga and Vertro, each a “Borrower” and collectively, “Borrowers”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 1, 2012, by and between Borrowers and Lender, as may be amended from time to time, including by that certain First Business Financing Modification Agreement dated as of June 29, 2012, that certain Second Business Financing Modification Agreement dated as of October 11, 2012, and that certain Third Business Financing Modification Agreement dated as of March 29, 2013 (collectively, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrowers to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrowers in favor of Lender shall be referred to as the “Existing Documents.”

2.    DESCRIPTION OF CHANGE IN TERMS.

A.    Modifications to Business Financing Agreement:

i) The following new clause (f) is hereby added to Section 1.12 of the Business Financing Agreement:

“(f)    Accelerated Repayments. In addition to the repayments of principal and interest set forth above in Section 1.12(c), Borrowers shall make payments on the outstanding principal of the Term Loans in the amounts and on the dates as follows:

Payment Date	Principal Payment Amount
March 10, 2014	$250,000
April 10, 2014	$0
May 10, 2014	$0
June 10, 2014	$0
July 10, 2014	$90,000
August 10, 2014	$140,000
September 10, 2014	$140,000
October 10, 2014	$190,000
November 10, 2014	$190,000
December 10, 2014	$215,000

ii) Section 4.9(g) of the Business Financing Agreement is hereby deleted in its entirety and replaced by the following:

“(g)    Within 10 business days of the 15th day of each calendar month and the end of each calendar month (each, a “Testing Date”), a borrowing base certificate, in form and substance satisfactory to Lender setting Eligible Receivables and Receivable Amounts thereof as of such Testing Date (Lender understands and acknowledges that the borrowing base certificate due based on the 15th day of each calendar month will be on an estimated basis).”

iii) Section 4.15 of the Business Financing Agreement is hereby deleted in its entirety and replaced by the following:

“4.15    Maintain Borrowers’ consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)    Asset Coverage Ratio, measure monthly of not less than (i) 0.70 to 1.00 for the February 2014 measuring period, (ii) 0.90 to 1.00 for the March 2014 and April 2014 measuring periods, (iii) 1.00 to 1.00 for the May 2014, June 2014 and July 2014 measuring periods, and (iv) 1.25 to 1.00 for the August 2014 measuring period and each monthly measuring period thereafter.

(b)    Debt Service Coverage Ratio, measured monthly on a trailing 3 month basis, of not less than 1.75 to 1.00 for each measuring period beginning with the May 2014 measuring period.

(c)    Beginning with the February 2014 measuring period, Borrowers shall not negatively deviate more than 20% from the approved revenue and adjusted EBITDA as calculated in the projected plan most recently submitted and accepted by Lender in its sole discretion.”

iv) The following defined terms are hereby added to Section 12.1 of the Business Financing Agreement, or amended and restated, as follows:

“EBITDA” means net profit before tax plus interest expense, depreciation expense and amortization expense.

“Term Loan Maturity Date” means March 10, 2015.

“Term Loan Rate” means a per annum rate equal to the Prime Rate plus 6.00%, plus an additional 5.00% during any period that an Event of Default has occurred and is continuing.

‘Testing Date” has the meaning set forth in Section 4.9(g).

3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.    PAYMENT OF MODIFICATION FEE. Borrowers shall pay Lender a fee in the amount of $35,000 (“Modification Fee”), plus all legal fees and out-of-pocket expenses.

5.    NO DEFENSES OF BORROWERS/GENERAL Release. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

6.    CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon such Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.
7.    CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the Modification Fee and payment of all legal fees and expenses in connection with this Business Financing Modification Agreement.

8.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.    COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective as of March 1, 2014, only when executed by Lender and each Borrower.

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[Signature Page to Fourth Business Financing Modification Agreement]
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IN WITNESS WHEREOF, Borrowers and Lender have executed this Fourth Business Financing Modification Agreement on the day and year above written.

BORROWERS:                    LENDER:

INUVO, INC.                    BRIDGE BANK, NATIONAL ASSOCIATION

By: /s/ Wallace D. Ruiz______________        By: /s/David Farrell___________________
Name: Wallace D. Ruiz_________________        Name: David Farrell_____________________
Title: Chief Financial Officer____________        Title: Vice President-Relationship Manager

BABYTOBEE, LLC

By: /s/ Wallace D. Ruiz______________
Name: Wallace D. Ruiz_________________
Title: Chief Financial Officer___________

KOWABUNGA MARKETING, INC.

By: /s/ Wallace D. Ruiz______________
Name: Wallace D. Ruiz_________________
Title: Chief Financial Officer___________

VERTRO, INC.

By: /s/ Wallace D. Ruiz______________
Name: Wallace D. Ruiz_________________
Title: Chief Financial Officer___________

ALOT, INC.

By: /s/ Wallace D. Ruiz______________
Name: Wallace D. Ruiz_________________
Title: Chief Financial Officer___________